Exhibit 10.14

Second Amendment to License Agreement

Whereas, the University of Ottawa and Cellular Bioengineering, Inc. (each a "Party" and together, the "Parties"), have executed a License Agreement effective October 191", 2007, as amended by the First Amendment dated June 6, 2008;

And Whereas, the Parties now wish to also amend the License Agreement as set out herein;

Now therefore, for good and valuable consideration, the sufficiency of which has been acknowledged, the Parties agree to the following amendment to the License Agreement:

1.	The Parties hereby amend Schedule B of the License Agreement, such amendment being effective the 191h of October, 2007, to add the following 5th term:

5. License Term

Unless terminated earlier pursuant to the terms of the License Agreement, the License Agreement will expire upon the expiry of the term of the last of the Licensed Patents to expire.

All other terms, as amended, of the License Agreement and its Schedules will remain the same.

In witness whereof, the Parties have caused this Second Amendment to be executed by their duly authorized representatives on the dates set out below.

University of Ottawa

/s/ D. Joe Irvine		December 5, 2017

Name:	D. Joe Irvine	Date
Title:	Directeur, SSI Director ISS uOttawa

University of Ottawa

/s/ Anthony Lee		December 5, 2017

Name:		Date
Title:	President